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                                                                  EXHIBIT (h)(2)

                              ARRIVATO FUNDS TRUST

                          SUB-TRANSFER AGENCY AGREEMENT

                                __________, 2005

Ladies and Gentlemen:

      We, the Arrivato Funds Trust (the "Trust"), on behalf of each series of the Trust set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Fund"), wish to enter into this Sub-Transfer Agency Agreement (the "Agreement") with you. For purposes of this Agreement, the term "Shares" shall mean the authorized shares of the relevant Fund. The terms and conditions of this Agreement are as follows:

   1. APPOINTMENT. You hereby agree to perform certain sub-transfer agency services as hereinafter set forth. Your appointment hereunder is non-exclusive, and you understand and accept that (a) we are seeking to enter into this Agreement in counterparts with you and certain other persons, (b) except as we may otherwise agree with you, we may enter into agreements (which may or may not be the same as this Agreement) with other persons, and (c) we may, upon notice, cancel or change the terms of this Agreement.

   2. SERVICES TO BE PERFORMED. Pursuant to this Agreement, you shall be responsible for performing sub-transfer agency services to the extent permissible under applicable statutes, rules and regulations. Such services may include: (i) maintaining shareholder accounts which shall include name, address, taxpayer identification number, and number of shares; (ii) preparation of shareholder statements; (iii) preparation of confirmations; (iv) preparation of shareholder lists when reasonably requested by us; (v) mailing shareholder communications, including, but not limited to, shareholder statements, confirmations, prospectuses, statements of additional information, annual and semi-annual reports and proxy statements (collectively, "Shareholder Communications"); (vi) tabulating proxies; (vii) disbursement of dividends and other distributions; (viii) withholding taxes on U.S. resident and non-resident accounts where applicable; (ix) preparation and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by applicable statutes, rules and regulations resulting from your role hereunder; and (x) providing such other similar services directly to clients as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations. You also will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently

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used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services.

   3. COMPENSATION. In consideration of the services and facilities provided by you hereunder, the Trust will pay to you, as provided under the Trust's Sub-Transfer Agency Plan, and you will accept as full payment therefor, a fee under the terms and at the rates as set forth in Schedule 2. This fee is not intended to be compensation for the sale or distribution of Shares or a "services fee" within the meaning of the NASD Rules.

   4. REPRESENTATIONS, Warranties and Undertakings. You represent and warrant and undertake that:

   a) You have the requisite authority and have taken all necessary corporate action to enter into this Agreement and to perform the services contemplated herein.

   b) With respect to your services hereunder, you will comply with all applicable provisions of the Securities Act, the Exchange Act and the Investment Company Act.

   c) You will assume full responsibility for (i) monitoring shareholder accounts, which includes verifying new account information and documentation,
   (ii) to the extent we have provided sufficient Trust materials to you or your agent in a timely manner, the timely delivery to shareholders of all Shareholder Communications, and (iii) all other services described in this Agreement, and agreed to from time-to-time by each party to this Agreement.

   d) The compensation payable to will be disclosed by you to your clients, will be authorized by your clients and will not be excessive.

   e) The services provided by you under this Agreement will in no event be primarily intended to result in the sale of Shares.

   f) For all purposes of this Agreement, you will be deemed to be an independent contractor, and you will have no authority to act as agent for us in any matter or in any respect.

   5. INDEMNIFICATION. Neither of us shall be liable to the other except for (i) acts or failures to act which constitute a lack of good faith or gross negligence, and (ii) obligations expressly assumed under this Agreement. In addition, you agree to indemnify us and hold us harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the services contemplated hereby or relating to any activities of any persons or entities affiliated with your organization which are performed in connection with the discharge of your responsibilities under this Agreement for which you may found liable to us. If such claims are asserted, we shall have the right to manage

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our own defense, including the selection and engagement of legal counsel, and all costs of such defense will be borne by you.

   6. TERM. This Agreement shall become effective upon execution and delivery hereof. This Agreement may be terminated, without the payment of any penalty, by either party to this Agreement upon at least sixty days' written notice to the other party, unless both parties waive such notice.

   7. RECORDKEEPING. You will maintain all records required by law to be kept by you relating to the services under this Agreement and, upon request by the Trust, promptly make such of these records available to the Trust as the Trust may reasonably request in connection with its operations.

   8. NOTICES. Notices hereunder shall be deemed to have been duly given if delivered by hand or facsimile (a) if to you, at your address or facsimile number set forth below and (b) if to us, to Arrivato Funds Trust, 350 Fifth Avenue, 59th Floor, New York, NY 10118, Attention: _______________ or, in each case, such other address as may be notified to the other party.

   9. AMENDMENTS. We may modify this Agreement at any time by written notice to you. The first services provided by you subsequent to the giving of such notice shall be deemed acceptance by you of the modification described in such notice.

   10. SEVERABILITY. Every provision of this Agreement shall be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement.

   11. LIMITATION OF LIABILITY. A copy of the Trust Instrument of the Trust is on file with the Secretary of State of Delaware, and notice is hereby given that this instrument is executed on behalf of the trustees of the Trust as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees or shareholders individually but are binding only upon the assets and property of the Fund.

   12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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      Please confirm your agreement by signing and returning to us the two enclosed duplicate copies of this Agreement. Upon our acceptance hereof, the Agreement shall constitute a valid and binding contract between us. After our acceptance, we will deliver to you one fully executed copy of this Agreement.

                                                Very truly yours,

                                                ARRIVATO FUNDS TRUST,
                                                on behalf of each of
                                                the Funds listed on Schedule 1

                                                By:_____________________________
                                                Name:
                                                Title:

                                            Agreed to:
                                            (Name of Authorized Dealer)

                                                By:_____________________________
                                                Name:
                                                Title:

                                                ________________________________
                                                Street Address

                                                ________________________________
                                                City        State        Zip

                                                ________________________________
                                                Fax No.

                                                ________________________________
                                                Telephone No.

                                                ________________________________
                                                Firm Taxpayer Identification No.

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                                   SCHEDULE 1

NAME OF FUND

Arrivato Dow Jones U.S. 2010 Fund

Arrivato Dow Jones U.S. 2015 Fund

Arrivato Dow Jones U.S. 2020 Fund

Arrivato Dow Jones U.S. 2030 Fund

Arrivato Dow Jones U.S. 2040 Fund

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                                   SCHEDULE 2

                              COMPENSATION PAYABLE

                      NAME OF FUND CLASS OF SHARES FEE RATE

      The compensation payable under this agreement is the applicable fee rate of the average daily net asset value of the shares for which you are providing sub-transfer agency services hereunder (the "Clients' Shares"), which fee will be computed daily (on the basis of 360 day year) and payable monthly. For purposes of determining the fees payable under this section, the average daily net asset value of the Clients' Shares will be computed in the manner specified in our Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Shares for purposes of purchases and redemptions. By your written acceptance of this Agreement, you agree to and do waive such portion of any fee payable to you hereunder to the extent necessary to assure that such fee and other expenses required to be accrued by us on any day with respect to the Clients' Share in any Fund that declares its net investment income as a dividend to shareholders on a daily basis does not exceed the income to be accrued by us to such Shares on that day.

      The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you.